Exhibit 99.2

CATCHMARK TIMBER TRUST, INC.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
Your Proxy Vote is important! Please remember that you can vote your Proxy by INTERNET or TELEPHONE. It Saves Money! Voting by Internet or telephone saves postage costs, which can help minimize CatchMark Timber Trust, Inc.’s expenses.
It Saves Time! Vote instantly by Internet or telephone – 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your proxy statement and have it in hand.
2. Call toll-free 1-800-337-3503 or go to the website: www.proxy-direct.com
3. Follow the recorded or on-screen instructions.
4. Unless you wish to change your vote, do not mail your Proxy Card if you vote by Internet or telephone.
Please detach at perforation before mailing.
PROXY CATCHMARK TIMBER TRUST, INC. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS – [•], 2022
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder hereby appoints [•] and [•], and each of them, as proxy and attorney-in-fact, each with the power to appoint his/her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders (the “Special Meeting”) of CATCHMARK TIMBER TRUST, INC. (the “Company”), to be held virtually via live webcast only on [•], 2022, at Eastern Time, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of the Special Meeting, and the proxy statement/prospectus.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” Proposals No. 1, 2 and 3. The proxies are authorized to vote on such other matters as may properly come before the Special Meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including but not limited to the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the [•], 2022 Special Meeting date.

All proxy votes must be received by [• a.m.] ET, [•], 2022, in order to be certified in the final tabulation. In the event that the Special Meeting is adjourned, all proxy votes must be received by [• a.m.] ET on the day the Special Meeting is reconvened.
VOTE BY INTERNET: www.proxy-direct.com
VOTE BY TELEPHONE: 1-800-337-3503
32898_070722
TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD. IF YOU PREFER, YOU MAY INSTEAD VOTE YOUR PROXY BY INTERNET OR TELEPHONE
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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held virtually [●], 2022

The Proxy Statement/Prospectus for this meeting, a sample Proxy Card and the Notice of Special Meeting are available at: http://www.catchmark.com/proxy

Stockholders can access the meeting online at the following link: www.meetnow.global/[●]. To participate in the Virtual Meeting enter the 14-digit control number from the shaded box on this card. Stockholders may vote during the Special Meeting by following the instructions available on the meeting website during the Special Meeting.

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A Proposals **THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE COMPANY MERGER PROPOSAL NO. 1, "FOR" THE CATCHMARK COMPENSATION PROPOSAL NO. 2 AND "FOR" THE CATCHMARK ADJOURNMENT PROPOSAL NO. 3. Unless you direct otherwise, this authorized proxy will be voted as our board of directors recommends.**

	Proposal	FOR	AGAINST	ABSTAIN
1.	Proposal to approve the Company Merger pursuant to the terms and conditions set forth in the Agreement and Plan of Merger, dated as of May 29, 2022, as it may be amended from time to time, by and among PotlatchDeltic Corporation, Horizon Merger Sub 2022, LLC, CatchMark Timber Trust, Inc., and CatchMark Timber Operating Partnership, L.P.	☐	☐	☐
2.	Proposal to approve, on an advisory (non-binding) basis, the compensation that will be paid or may become payable to CatchMark's named executive officers in connection with the Company Merger and the other transactions contemplated by the Agreement and Plan of Merger.	☐	☐	☐
3.	A proposal to approve one or more adjournments of the CatchMark special meeting to another date, time or place, if necessary, to solicit additional proxies in favor of the proposal to approve the Company Merger on the terms and conditions set forth in the Agreement and Plan of Merger.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below.

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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